FARBER, BLICHT, EYERMAN & HERZOG, LLP
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Certified Public Accountants    1000 Woodbury Road    Telephone: (516) 576-7040
                                Suite 206             Facsimile: (516) 576-1232
                                Woodbury, NY 11797    Website:  www.fbehcpa.com
                                                      E-mail:  info@fbehcpa.com

                                                            March 17, 2005

Mr. Raymond Vuono
Western Media Group Corporation
11 Oval Drive, Suite 200B
Islandia, NY 11749

Dear Raymond:

      We agree with the 8K disclosure relating to our resignation as the independent auditors for Western Media Group Corporation.

                                        Very truly yours,

                                        FARBER, BLICHT, EYERMAN & HERZOG, LLP


                                        /s/ Stanley H. Blicht
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                                        Stanley H. Blicht

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